EXHIBIT 21

Mettler-Toledo International Inc.
Subsidiaries

Country	Legal Name

Australia	Mettler-Toledo Limited
Australia	Ohaus Australia Pty. Ltd.
Austria	Mettler-Toledo Ges.m.b.H.
Belgium	Mettler-Toledo N.V.
Bermuda	Mettler-Toledo Finance Ltd.
Brazil	Mettler-Toledo Indústria e Comércio Ltda.
Canada	Mettler-Toledo Inc.
China	Mettler-Toledo (Changzhou) Precision Instruments Ltd.
China	Mettler-Toledo (Changzhou) Scale & System Ltd.
China	Mettler-Toledo (Changzhou) Measurement Technology Ltd.
China	Mettler-Toledo Instruments (Shanghai) Co., Ltd.
China	Mettler-Toledo International Trading (Shanghai) Co., Ltd.
China	Ohaus International Trading (Shanghai) Co., Ltd.
China	Ohaus Instruments (Shanghai) Co. Ltd.
China	Panzhihua Toledo Electronic Scale Ltd. (Panzhihua)
China	Mettler-Toledo (Xinjiang ) Electronic Scale Ltd.
Croatia	Mettler-Toledo d.o.o.
Czech Republic	Mettler-Toledo spol. s.r.o.
Denmark	Mettler-Toledo A/S
France	Mettler-Toledo EPEC SAS
France	Mettler-Toledo Analyse Industrielle S.a.r.l
France	Mettler-Toledo Flexilab SAS
France	Mettler-Toledo Holding (France) SAS
France	Mettler-Toledo SA
Germany	Mettler-Toledo Garvens GmbH
Germany	Getmore Ges. für Marketing & Media Service mbH
Germany	Mesoma Verwaltungs GmbH
Germany	Mettler-Toledo (Albstadt) GmbH
Germany	Mettler-Toledo GmbH
Germany	Mettler-Toledo Management Holding Deutschland GmbH
Gibraltar	Mettler-Toledo (Gibraltar) MTCS Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) MTCN Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) MTCZ Holding Ltd.
Gibraltar	Mettler-Toledo (Gibraltar) Company Ltd.
Hong Kong	Mettler-Toledo (HK) Ltd.
Hong Kong	Mettler-Toledo (HK) Holding Ltd.
Hong Kong	Mettler-Toledo (HK) MTCN Ltd.
Hong Kong	Mettler-Toledo (HK) MTCS Ltd.
Hong Kong	Mettler-Toledo (HK) MTCZ Ltd.
Hungary	Mettler-Toledo Kereskedelmi Kft.
India	Mettler-Toledo India Private Limited
India	Turing Softwares Private Limited
India	Ohaus India Private Limited
Italy	Mettler-Toledo S.p.A.
Japan	Mettler-Toledo K.K.
Japan	Rainin Instrument LLC, Japan Branch
Kazakhstan	Mettler-Toledo Central Asia (Branch of MTIAG)
Kazakhstan	Mettler-Toledo Kazakhstan
Korea	Mettler-Toledo (Korea) Ltd.
Malaysia	Mettler-Toledo (M) Sdn. Bhd.
Malaysia	Ohaus (SEA) Sdn. Bhd.
Mexico	Mettler-Toledo S.A. de C.V.
Mexico	Ohaus de México S.A. de C.V.

Country	Legal Name

Netherlands	Gelan Detectiesystemen B.V.
Netherlands	Gelan Holding B.V.
Netherlands	Mettler-Toledo B.V.
Netherlands	Mettler-Toledo Product Inspection B.V.
Norway	Mettler-Toledo Cargoscan AS
Norway	Mettler-Toledo A/S
Poland	Mettler-Toledo Sp.z.o.o.
Russian Federation	ZAO Mettler-Toledo Vostok
Russian Federation	Representation Office (Part of MTG)
Singapore	Mettler-Toledo (S) Pte. Ltd.
Slovak Republic	Mettler-Toledo spol. s.r.o.
Slovenia	Mettler-Toledo d.o.o.
Spain	Mettler-Toledo S.A.E.
Sweden	Mettler-Toledo AB
Switzerland	Mettler-Toledo (Schweiz) GmbH
Switzerland	Mettler-Toledo AG
Switzerland	Mettler-Toledo Holding AG
Switzerland	Mettler-Toledo Instrumente AG
Switzerland	Mettler-Toledo International Inc., Greifensee Branch
Switzerland	Mettler-Toledo Logistik GmbH
Switzerland	Mettler-Toledo Logistik International GmbH
Switzerland	Mettler-Toledo Pac Rim AG
Switzerland	Mettler-Toledo OnLine GmbH
Switzerland	Microwa AG
Switzerland	Ohaus Europe GmbH
Taiwan	Mettler-Toledo Pac Rim AG, Taiwan Branch
Thailand	Mettler-Toledo (Thailand) Ltd.
Thailand	Ohaus Indochina Limited
Ukraine	Mettler-Toledo Ukraine Ltd.
United Kingdom	Mettler-Toledo Ltd.
United Kingdom	Mettler-Toledo UK Holding Company
United Kingdom	Mettler-Toledo UK Holdings Limited
United Kingdom	Ohaus UK Ltd.
United Kingdom	Mettler-Toledo Safeline X-Ray Limited
United Kingdom	Mettler-Toledo Safeline Limited
United States	Mettler-Toledo AutoChem, Inc. [Delaware]
United States	Mettler-Toledo, Inc. [Delaware]
United States	Mettler-Toledo Northwest LLC [Delaware]
United States	Mettler-Toledo Ingold, Inc. [Massachusetts]
United States	Ohaus Corporation [New Jersey]
United States	Rainin Instrument, LLC [Delaware]
United States	SofTechnics, Inc. [Texas]
United States	Mettler-Toledo Thornton, Inc. [Massachusetts]
United States	Mettler-Toledo International Inc., Wilmington, Delaware
United States	Mettler-Toledo International Finance, Inc. [Delaware]